UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2008

Great East Bottles & Drinks (China) Holdings, Inc
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

3129 Tyrone Blvd St Petersburg, Florida 33710
(Address of principal executive offices and zip code)

(727) 381-2658
(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Great East Bottles & Drinks (China) Holdings, Inc (f/k/a/ Jomar Specialties, Inc) (the “Company”) dated March 10, 2008 (the “March Form 8-K”) regarding the acquisition by the Company, of 100% of the outstanding shares of Citysky Investment Holdings Inc, a British Virgin Islands corporation (“China Valley”) from Chung A San Guy, the sole shareholder of Citysky (the “Shareholder”) in exchange for the issuance of 6,492,000 shares of our common stock. Citysky is the owner of 100% of each of the following companies (i) Great East Packaging International Limited, a British Virgin Island company, which owns 100% of Hangzhou Great East Packaging Company Limited, a wholly owned foreign enterprise incorporated in China on September 29, 1995 (“GEHZ”), (ii) Great East Packaging (Nanjing) Limited, a British Virgin Island company, which owns 100% of Nanjing Great East Packaging Company Limited, a wholly owned foreign enterprise incorporated in China on January 18, 2001 (“GENJ”) and (iii) Great East Packaging (Xian) Limited, a British Virgin Island company, which owns 100% of Xian Great East Packaging Company Limited, a wholly owned foreign enterprise incorporated in China on August 16, 1996 (“GEXN”). Citysky acquired the equity of Great East Packaging International Limited, Great East Packaging (Nanjing) Limited and Great East Packaging (Xian) Limited on February 28, 2008 from World Parade Group Limited and Gloria Success International Limited, who were also the owners of Citysky prior to the transfer. This amendment provides the historical financial statements required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b), which financial statements and information were not included in the March Form 8-K.

A more detailed description of the business acquired is set forth below:

General Description of Business

Citysky and its subsidiaries are a group of manufacturers producing beverage bottle which mainly is made of PET, a type of plastic with desirable characteristic for packaging including clear and wide range of color and shape, tough, good resistance to heat, moisture and dilute acid. Beverage bottles are manufactured and sold in China for bottling of Carbonated Soft Drinks (“CSD”) for world brands including Coca-Cola and Pepsi.

Business Overview

We produce and market PET CSD bottles and PET CSD preforms through our ownership in Citysky. We own and operate the following three manufacturing facilities in China:

1.
GEHZ - Located in Hangzhou City in Zhejiang province, GEHZ produces both PET CSD bottles and PET CSD preforms for Coca-Cola to support its productions for its market in Zhejiang province. GEHZ’s facilities occupy a landmass of 163,977 square feet. GEHZ is comprised of two buildings and operates one production line of PET CSD bottles and 4 production lines of PET CSD preforms.

2.
GENJ - Located in Nanjiang City in Jiangsu province, GENJ produces PET CSD bottles for Coca-Cola to support its productions for its market in Jiangsu province. GENJ’s facilities occupy a landmass of 133,515 square feet. GENJ is comprised of two buildings and operates one in-line production line of PET CSD bottles, two production lines of PET CSD bottles and three production lines of PET CSD preforms.

3.
GEXA - Located in Xian City in Shanxi province, GEXA produces PET CSD bottles for Pepsi to support its productions for its market in Shanxi province. GEXA operates one in-line production line of PET CSD bottles and one production line of PET CSD bottles.

Corporate milestones

Milestone	Date

GEHZ manufacturing facilities construction completed	1994

GEHZ commences production in Hangzhou City	1995

GEHZ commences serving Coca - Cola in Hangzhou City	1995

GEXN manufacturing facilities construction completed	1996

GENJ commences production in Nanjing City	2001

GENJ commences serving Coca - Cola in Nanjing City	2004

GEXN commences serving Pepsi in Xian City	2004

INDUSTRY AND MARKET ENVIRONMENT

Our company is part of the plastic packing case and container manufacturing industry in China. Our existing market is the market for PET-plastic bottles for beverages in China. Our potential markets include the markets for PET-plastic bottles for non-beverages in China, such as cosmetics and fragrance.

The Chinese market for our industry has been expanding steadily at double-digit growth rates for the last several years. While there are no official statistical data on our industry’s growth, we believe that the market size and market growth of our industry has increased due to the unit volume sales growth experienced in these industries that we supply. In particular, we believe that higher volume growth in plastic-bottled beverages would likely imply a corresponding similar volume growth in plastic bottles manufacturing.

The average annual growth rate in bottled water consumption was 17.5% in China in 2003-2007, vs. just 7.6% globally (estimates by Beverage Marketing Corporation). The Chinese market for carbonated soft drinks grew 12.6% annually in revenue in 2007, and is expected to grow at 25.8% in 2008 (ACMR-IBISWorld report on 01/31/2008). In particular, Coca-Cola’s (our major customer, holding 43% market share in Chinese soft drinks market in 2006 and expanding rapidly into still beverages such as bottled water and orange juice) unit case volume growth in China was 34% in 2007, vs. India’s 14%, Russia’s 19%, and Brazil’s 25% (Coca-Cola’s Annual Review 2007 and Form 10-K, 02/28/2008). Pepsi Cola (our second major customer, holding 16.5% of market share in Chinese soft drinks market in 2006) also reported double-digit volume growth in its beverage business in China in 2006-2007 (PepsiCo Annual Report 2007). As such, a number of published statistics help to project that our industry has been enjoying healthy double-digit growth in China. Our industry is expected to remain positively related (pro-cyclical) to the overall economic cycle  of China, where GDP growth has hovered around 10% per annum in recent years.

We have also witnessed consumers’ increasing use of bottled beverages instead of non-bottled beverages such as tap water and freshly squeezed fruit juice. Over the past decade, bottled beverage consumption has grown exponentially, particularly in the developed world such as North America and Europe. According to a 2001 World Wildlife Fund (WWF) survey, global consumption of bottled water was 89 billion liters per year, worth roughly $22 million. The bottled beverage industry has become a culture in developed countries, especially at outdoors. Branded beverages including branded water are listed on menus of restaurants. The WWF study also confirmed that consumers associate bottled drinks with social status and healthy living. In the emerging markets such as China where public tap water may not be safe to drink, this bottled beverage culture is growing fast, as a result of individuals’ increasing awareness of wealth and health. According to Chinese NPC official Sheng Huaren some 300 million of Chinese population have not had access to safe water sources, and 5 of 7 China’s major rivers are seriously polluted. The Chinese government has had to distribute bottled water to victims of contaminated rivers and wells on a number of occasions For example, last year, China’s third largest lake Taikhu was so contaminated that 100,000 boxes of bottled water had to be sent to meet the water needs of 7 million residents.

The prevailing macroeconomic policy of the Chinese government promotes consumption spending. Consumer products are among the fastest growing sectors in the GDP of China, leading to economists’ comments that China is going to become one of the largest markets for domestic demand in the next decade. High-quality packaging is necessary and increasingly important for successful distribution of consumer products. Our industry is a necessary contributor to China’s next consumption boom.

OUR PRODUCTS

We mainly produce 2 types of products: PET CSD bottles and PET CSD preforms for CSD bottles. PET (Polyethylene terephthalate) is a thermoplastic polymer resin of the polyester family. It is widely used as raw material for synthetic fibers, beverage /food / liquid containers, thermoforming applications and as engineering resins. PET CSD bottles are completed bottles ready for CSD bottling while PET CSD preforms are pre-production tubes made from PET resin that are used in a stretch-blow-molding machine to produce the final PET bottle

PET CSD bottles

PET CSD bottles are transformed from PET CSD preforms through a stretch-blow-molding manufacturing process. PET CSD bottles are popular containers for the CSD bottling process.

Unlike aluminium cans and glass bottles, PET CSD bottles are applied to medium to large volume CSD products, i.e., over 500ml. Volume of PET CSD bottles ranges from 500ml to 2,500ml with PET CSD preforms weights ranging from 25g to 56g, respectively. The shapes of the CSD bottle are designed by the customers.

Newly produced PET CSD bottles are stored in warehouses for scheduled CSD bottling process. The expiry period of PET CSD preforms varies from 15 days to 3 months from the date produced, depending on the storing conditions such as room temperature and relative humidity

PET CSD preforms

PET CSD preforms are pre-production tubes made from PET resin that are used in a stretch-blow-molding machine to produce the final PET bottle. PET CSD preforms can be colored green or blue according to customers’ requirements. The weight of PET CSD preforms determines the volume of the final PET CSD bottle. Heavier PET performs are used to produce larger PET CSD bottles. Sizes of our PET CSD preforms range from 25g to 56g, which is our customers’ required weight range.

Newly produced PET CSD preforms are stored in warehouses for scheduled PET CSD bottle blowing process. PET performs expire three months from their production date.

TARGET CUSTOMERS

PET bottles are suitable for various applications including water, tea drinks, CSD and other beverages bottling. However, our PET CSD bottles and PET CSD preforms are targeted to CSD application only. CSD contains instable carbonate components and it demands higher quality requirements on PET bottles and PET preforms compared to those applied to water and tea drinks. Thus, CSD applications represent a higher margin segment in the PET bottles and PET performs market as it demands a higher quality standard. We are qualified to produce higher quality PET bottles and PET performs that are susceptible for CSD applications and therefore, we position ourselves in the higher margin CSD segment of the bottling industry instead of the lower end water and tea drinks applications.

PET CSD bottles

Our PET CSD bottles target CSD producers and CSD bottlers in China.

1.
CSD producers in China - Currently there are approximately __ international and local CSD producers in China. Compared to local CSD producers, international CSD producers usually demand higher quality PET CSD bottles in terms of visual appearance, dimension, weight, perpendicularity, fill point capacity, wall thickness, sectional weights, burst resistance, thermal stability, stress crack, top load, drop impact and carbonation loss. In addition to higher quality requirements international CSD producers can also afford a higher price for PET CSD bottles. Our quality control department has designed a lot of internal guidelines and procedures so as to comply with all requirements from international CSD producers. As a result, we consider international CSD producers are our target customers rather than local CSD producers.

2.
CSD bottlers in China - CSD bottlers are vendors of CSD producers that bottle their CSD products. Swire Beverages and COFCO Coca-Cola Co. Limited are two of the most famous CSD bottlers in China. There are approximately 10 CSD bottlers in China serving international and local CSD producers. We also consider CSD bottlers who serve international CSD producers to be our target customers.

PET CSD preforms

Our PET CSD preforms target other PET CSD bottles manufacturers in China. Some of the PET CSD bottles manufacturers in China purchase PET CSD preforms from PET CSD preforms producers and stretch-blow-mold PET CSD performs into PET CSD bottles. Zhuhai Zhongfu and Shanghai Zijiang are 2 famous suppliers of PET CSD bottles in China that purchase PET CSD preforms from PET CSD preforms from PET CSD preforms producers. We consider these PET CSD bottles manufacturers who purchase PET CSD preforms to be our target customers. Usually these CSD bottles manufacturers who purchase PET CSD performs from us serve international CSD producers in China, since our PET CSD performs are of a sufficiently high quality to meet the requirements of international CSD producers.

OUR MAJOR CUSTOMERS

Our major customers are Coca-Cola and Pepsi, the two leading worldwide brands in the CSD industry:

Coca-Cola

We serve Coca-Cola through our GEHZ and GENJ production facilities. GEHZ signed a Coordinated Supply Agreement to serve Coca-Cola through Hangzhou BC Foods Company Limited (“HZBC”) and GENJ signed a Coordinated Supply Agreement to serve Coca-Cola through Nanjing BC Foods Company Limited (“NJBC”). HZBC and NJBC are subsidiaries of Swire Pacific Limited, which is the CSD bottler for Coca-Cola in China.

Terms

HZBC and NJBC signed four year contracts commencing June 1, 2004 with GEHZ and GENJ, respectively. Both HZBC and NJBC have indicated that they will renew their contracts with GEHZ and GENJ, respectively, on June 1, 2008 on similar terms and conditions.

Volume guarantee

We produce PET CSD bottles for Coca-Cola with capacities ranging from 500ml to 2,500ml under certain performance criteria including visual inspection, section weights, wall thickness distribution, base clearance, fill point, burst pressure, acetaldehyde standard method, stress crack resistance, color requirement, intrinsic viscosity and traceability.

HZBC has provided GEHZ with a volume guarantee of not less than 20% of HZBC’s annual PET CSD bottles requirements in Zhejiang province during the term of the contract. Pursuant to the terms of the contract, GEHZ has agreed to guarantee a non interrupted supply of our PET CSD bottles to HZBC.

NJBC has provided GENJ with a volume guarantee of not less than 90% of NJBC’s annual PET CSD bottles requirements in Jiangsu province during the terms of the contract. Pursuant to the terms of the contract, GENJ has agreed to guarantee a non interrupted supply of our PET CSD bottles to NJBC.

In order to ensure no disruption of the supply of PET CSD bottles to HZBC and NJBC will occur, GEHZ and GENJ have each agreed to provide capacity for the other should either of them face a surge in demand from HZBC or NJBC. Either GEHZ or GENJ will increase their production and transport the overflow volume to the other in case either of them fails to provide a sufficient number of PET CSD bottles to HZBC or NJBC

Raw material

We are not required to purchase PET resin under the contracts and Coca-Cola has agreed to make special arrangement for us. For instance, based on GEHZ’s expected production volume, HZBC shall purchase an adequate amount of PET resin from its approved suppliers, who will then deliver the PET resin directly to GEHZ. NJBC and GENJ have the same supply arrangement.

Pricing

We are obliged to offer Coca-Cola whatever is the lowest price we offer PET CSD bottles to our other customers with substantially equivalent quality we sold to Coca-Cola under “the most favor customer” clause. Moreover, we have to meet the most competitive pricing from other competitors over the market, who offer PET CSD bottles with substantially equivalent quality we sold to Coca-Cola.

The price of PET CSD bottles includes PET CSD bottles blowing, PET CSD preforms conversion, all packaging materials and pallet, transportation to customers, value added tax and colorant, but excludes PET resin and label price.

Other terms

We are required to comply with all applicable laws and regulations governing labor, wages, benefits, working hours, overtime, safety and environmental protections.

Pepsi

We serve Pepsi through our GEXN production facilities. GEXN has signed an Inline Mode Coordinated Supply Agreement (the “Pepsi Agreement”) to serve Pepsi through Xian Pepsi-Cola Beverage Company Limited, which is a joint venture company between PepsiCo Investment (China) Ltd. and local food and beverage companies in Xian.

We produce PET CSD bottles with capacities ranging from 600ml to 2,500ml with certain performance criteria including appearance, dimension, weight, fill point capacity, wall thickness & sectional weights, perpendicularity, burst resistance, thermal stability, stress crack, top load test, drop impact and carbonation loss.

The Pepsi Agreement was signed on October 21, 2004 and has a term of five years. If we cannot reach a mutual consent for the renewal of this agreement, Pepsi has the right to buy back our production line for a price to be determined by 15 years depreciation without residual value.

Pepsi has committed a volume guarantee to us of not less than 70% of Pepsi’s annual PET CSD bottles requirements in Xian province during the terms of the contract. Pursuant to the terms of the contract, we are obligated to guarantee a non interrupted supply of our PET CSD bottles to Pepsi.

We must offer the lowest competitive price to Pepsi. The price includes PET resin, the tolling fee of PET CSD bottles blowing and value added tax, but excludes label price, the tolling fee of label and colorant.

OUR PRODUCTION FACILITIES

We own and operate 3 manufacturing facilities in China: GEHZ, GENJ and GEXN.

GEHZ

GEHZ is located at No. 1 Road, Economic & Technological Development Zone, Jiubao Jianggan District, Hangzhou, China. It is comprised of 2 buildings, one of which serves as an administration office, production line factory and warehouse and the other serves as a staff canteen and quality control office. GEHZ operates one PET CSD bottle production line and four PET CSD preform production lines.

The PET CSD bottles production line produces PET CSD bottles with capacities ranging from 0.5L to 2.5L It consists of one stretch blow molding machine and one basic robot labeling machine:
1.	The stretch blow molding machine consists of 10 molds with a production capacity of 12,000 bottles per hour.
2.	The robot labeling machine model has a production capacity of 18,000 bottles per hour.

GEHZ’s PET CSD bottles production line is operated as an offline production mode (“Offline Mode”) Under Offline Mode, PET CSD bottles are blow-molded at GEHZ’s own production line factory, packed and delivered to Coca-Cola’s manufacturing plant for their bottle-filling process. Coca-Cola’s manufacturing plant is located adjacent to GEHZ’s production line factory to ensure timely delivery of the PET CSD bottles supply and also to minimize transportation costs.

The four PET CSD preforms production lines produce PET preforms for CSD bottles with weights ranging from 29g to 58g. Each production line consists of one injection molding machine and one PET CSD preforms mold:
1.	The injection molding machine manufactures PET CSD preforms through the injection molding process, which requires an injection unit and a clamping unit.
2.
PET CSD preforms molds determine the production capacity of a certain production line. The size of the PET CSD preforms molds will be the key factor in such determination. For instance, the PET CSD preforms molds for PET CSD preforms weight of 25g consists of 48 molds and produces 9,600 PET CSD preforms per hour, the PET CSD preforms molds for PET CSD preforms weight of 38g produces 8,640 PET CSD preforms per hour and the PET CSD preforms molds for PET CSD preforms weight of 52g produces 6,520 PET CSD preforms per hour.

GENJ

GENJ is located at 16 Nanjing New & High Technology Industry Development Zone, Nanjing Jiangsu Province, China. It is comprised of two buildings, one of which serves as an administration office and the other serves as a production line factory and warehouse. GENJ operates three PET CSD bottles production lines and three PET CSD preforms production lines.

The 3 PET CSD bottles production lines produce PET CSD bottles with capacities ranging from 500ml to 2,500ml.

One of GENJ’s PET CSD bottles production lines is operated as an inline production mode (“Inline Mode”). Under Inline Mode, PET CSD bottles are blow-molded at Coca-Cola’s manufacturing plant and are then directly fed into Coca-Cola’s manufacturing production lines via conveyor belts for bottle-filling process.

Two of GENJ’s PET CSD bottles production lines are operated under Offline Mode. Coca-Cola’s manufacturing plant is located adjacent to GENJ’s production line factory.

Each production line consists of one stretch-blow-molding machine and one labeling machine:

1.	The stretch-blow-molding machine consist of 16 molds, 16 molds and 6 molds with production capacities of 19,200 bottles (Inline Mode), 16,000 bottles and 7,200 bottles per hour respectively.
2.	The labeling machines have production capacities of 24,000 bottles,18,000 bottles and 12,000 bottles per hour respectively.

The three PET CSD preforms production lines produce PET preforms for CSD bottles with weights ranging from 25g to 56g.

GEXN

GEXN is located at No. 36 Development Road, New Type Industrial Garden High-Tech Industrial Development Zone, Xian, China. GEXN operates two PET CSD bottles production lines.

The two PET CSD bottles production lines produce PET CSD bottles with capacities ranging from 600ml to 2,500ml. Each production line consists of one stretch-blow-molding machine and one labeling machine:

1.	The stretch-blow-molding machines have with production capacities of 12,000 bottles (Inline Mode) and 10,000 bottles per hour respectively. They consist of 10 molds each machine.
2.	The labeling machines have a production capacity of 18,000 bottles per hour each machine.

One of GEXN’s PET CSD bottles production lines is operated under Inline Mode and the other production line is under Offline Mode. Pepsi’s manufacturing plant is located adjacent to GEXN’s production line factory.

PRODUCTION PROCEDURES

We operate a total of seven PET CSD preforms production lines and six PET CSD bottles production lines (four under Offline Mode and two under Inline Mode) through our three operating facilities.

PET CSD preforms

PET CSD preforms are produced through the injection molding manufacturing process described below:

1.	PET CSD preforms molds and changed.
2.	PET resin is transferred from warehouse to the raw materials room .
3.	PET resin is drawn into the feed hopper through pipeline by suction.
4.	PET resin is heated, dried and moved into the Injection Molding machine.
5.	While PET resin enters the Injection Molding machine, it is heated above its transition temperature and move forward in the molds.
6.	PET resin undergoes extreme pressure and is molded into PET CSD preforms.
7.	The PET CSD preforms are automatically stripped through action of the mold after cooling.
8.	PET CSD preforms undergo quality check by production team and quality control department to ensure the quality to achieve customers’ requirement.
9.	PET CSD preforms are packaged and sent to storage.

PET CSD bottles

PET CSD bottles are produced through a stretch-blow-molding manufacturing process and operated under two operations modes, Inline Mode and Offline Mode.

Offline Mode
The following are the procedures followed in the Offline Mode:

1.	PET CSD bottles molds are changed.
2.	PET CSD preforms are transferred from warehouse to a PET CSD preforms container.
3.	PET CSD preforms are sorted by a sorting machine, which is part of Stretch Blowing Machine.
4.	The sorting machine screens out those PET CSD preforms of poor quality.

5.	The PET CSD preforms are transferred to the main body of Stretch Blowing Machine and are heated (typically by infrared heaters) above their transition temperature.
6.	PET CSD preforms are blown into bottles using high pressure air and the metal blow molds.
7.	PET CSD bottles are transferred to the conveyor belt after cooling.
8.	Our production team and quality control department perform quality check to ensure the quality of the PET CSD bottles meet Coca-Cola’s or Pepsi’s quality requirements.
9.	PET CSD bottles are transferred to the labeling machine through conveyor belt for labeling.
10.	Our production team and quality control department perform quality check on the labeled PET CSD bottles to ensure the quality meets Coca-Cola’s or Pepsi’s requirements.
11.	Labeled PET CSD bottles are packed and stored.

Inline Mode

All procedures are exactly the same as Offline Mode except: that instead of packing the labeled PET CSD bottles for storage, the bottles are sent directly to Coca-Cola’s production line or Pepsi’s production line through a conveyor belt.

Under Inline Mode, if we cannot meet the customers’ bottle-filling process schedule, the labeled PET CSD bottles will not be sent to the customer’s production line directly, but will be packaged and sent to our storage.

OUR PRODUCTION TEAM

We have dedicated production teams in each of our production facilities to be responsible for different products: Preform Production Teams are responsible for PET CSD preforms production and Bottle Blowing Teams are responsible for PET CSD bottles production. Managers of our Perform Production Teams and our Bottle Blowing Teams report directly to the general manager of each manufacturing facility.

Structure

GEHZ

GEHZ has four Preform Production Teams and 4 four Bottle Blowing Teams:

1.	Our Preform Production Teams have a total of 23 employees
2.	Our Bottle Blowing Teams have a total of 60 employees divided into separate blowing and packaging sections.

The teams operate on rosters in two shifts with 12 hours per shift.

GENJ

GENJ has three Preform Production Teams and three Bottle Blowing Teams:

1.	Our Preform Production Teams have a total of 20 employees divided into separate preforms air compressor and electrical sections.
2.	Our Bottle Blowing Teams have a total of 118 employees divided into separate blowing and packaging sections.

The teams operate on rosters in two shifts with 12 hours per shift. The shift arrangement is designed to fit into Coca-Cola’s shift roster as we have Inline Mode operations in GENJ.

GEXN

GENJ has three Bottle Blowing Teams with a total of 64 employees divided into blowing, electrical engineering and equipment maintenance sections.

The teams operate on rosters in two shifts with 12 hours per shift. The shift arrangement is designed to fit into Pepsi’s shift roster as we have Inline Mode operations in GEXN.

Responsibilities

The responsibilities of each production team are to:
1.	Structure production lines systematically and manage the production flow
2.	Plan for production schedules and costs associated with consumables and parts
3.	Set up operational procedures and monitor overall production performance
4.	Allocate resources effectively so as to achieve operational targets in terms of quality control, production volume and safety
5.	Improve production efficiency and minimize wastage
6.	Communicate with management on production related issues

Reporting

To ensure efficient production management we have clear reporting channels:

1.	Our workers report to team leaders
2.	Our team leaders report to department managers
3.	Our department managers report to general managers

We have a comprehensive reporting system to ensure proper control:
1.	Product report: to record product lot number, production date & time, daily production volume and types of products.
2.	Shift report: to record types of modes, product quality status, any defect findings and any problems during production.
3.	Maintenance report: to record maintenance call details, reasons for maintenance and respective measures or solutions.
4.	Self check report: to record check data of 360 degree visual defect check on products.
5.	Cleaning report: to record details of production line cleaning.
6.	Training report: to record training details, trainee names, date and time of training sessions.

OUR PURCHASING PROCEDURES

The purchasing departments of GEHZ, GENJ and GEXN each consist of one employee coordinating all purchasing matters, among which the purchase of PET resin (raw material for our production) is the top priority. We have special arrangements with our international customers to ensure stable pricing and a sufficient supply of PET resin to support our massive production.

GEHZ and GENJ

Included in the terms of our supply agreement with Coca-Cola is a list of Coca Cola’s dedicated PET resin suppliers that supply PET resin directly to our GEHZ and GENJ manufacturing facilities. PET resin cost is directly borne by Coca-Cola. Based on our projected production schedule, Coca-Cola arranges the delivery of PET resin to our manufacturing facilities.

GEXN

GEXN does not produce PET CSD preforms, and therefore we purchase PET CSD preforms from Pepsi’s authorized PET CSD preforms suppliers.

For general purchases other than PET resin, our purchasing departments normally obtain three price quotations from three suppliers with similar product quality in order to determine the most competitive price before we place an order. Therefore we maintain lists of suppliers for various production and office supplies. We perform annual production and office supplies planning and budgeting.

QUALITY CONTROL

We have quality control departments (“QC”) in each of our GEHZ, GENJ and GEXN facilities to monitor the quality of our products. GEHZ’s QC consists of one manager and 14 technicians. GENJ’s QC consists of one manager and 17 technicians. GEXN’s QC consists of one manager and seven technicians. The QC manager of each QC reports directly to the general manager of each facility.

The responsibilities of a QC are to:

1.	Set up quality control procedures
2.	Monitor the work flow through statistical analysis
3.	Improve staff quality through training and examination
4.	Ensure that all products meet the quality standards of our customers

Each product has its quality specifications as required by our customers and such specifications may be modified from time to time. We are obligated to meet such requirements.

Some examples of our customers’ quality requirements:

PET CSD preforms

1.	Appearance - 360 degree visual defect check
2.	Weight - +/-0.5g over the required weight
3.	Dimension
i.	Bore Diameter: 21.74mm (+/-0.13mm)
ii.	PP Band Clearance: 4.70mm (+/-0.15mm)
iii.	PP Band Diameter: 25.71mm (+/-0.15mm)
iv.	Seal Radius: 0.58mm (+/-0.06mm)
v.	Thread Projection: >1.32mm
vi.	Thread Pitch: 3.175mm (+/-0.10mm)
vii.	Thread Angie: 20mm (+/-2mm)
viii.	Finish Height: 21.01mm (+/-0.25mm)
ix.	Flash: <0.127mm
4.	Wall Thickness Concentricity
x.	29g: <=0.13mm
xi.	43g: <=0.20mm
xii.	54g: <=0.20mm
xiii.	56g: <=0.20mm

PET CSD bottles

1.	Appearance - 360 degree visual defect check
2.	Dimension
i.	shoulder: (+/-0.3mm (0.6L) - 0.55mm (2.5L))
ii.	Label: (+/-0.3mm (0.6L) - 0.54mm (2.5L))
iii.	Heel: (+/-0.35mm (0.6L) - 0.55mm (2.5L))
3.	Weight
i.	<30g: (+/-0.3g)
ii.	>30g - <=50g: (+/- 0.4g)
iii.	>50g: (+/-1%)
4.	Fill Point Capacity
i.	>=500ml - <600ml: (+8/-0)
ii.	>=1.0L to <1.25L: (+13/-0)
iii.	>=2.0L to <2.5L: (+20/-0)

5.	Wall Thickness & Sectional Weights
i.	Neck: >0.3mm
ii.	Feet contact surface: >0.3mm
iii.	Center bottom: 2.0-2.3mm
6.	Perpendicularity
7.	Burst Resistance (Hydrostatic)
i.	>= 135psi for a minimum of 13 seconds
8.	Thermal Stability
i.	(testing temperature 38 +/- 1 degree C)
ii.	Expansion <3% with no individual reading >3.5%
9.	Stress Crack
i.	resistance test to sodium hydroxide induced stress cracking
ii.	<1.0L: 15 minutes
iii.	>= 1.0L: 10 minutes
10.	Top Load Test
i.	No individual buckling < 17kgs
11.	Drop Impact
i.	Must withstand 1.8m drop without rupturing

In order to assure the quality of our products, the QC assigns responsibilities, provides updated training and suggests improvement proposals to the respective production staffs. The QC also sets up reporting systems to ensure quality:

1.	Technicians report quality related issues to team leaders
2.	Team leaders summarize the issues into simple reports to department managers within two hours
3.	Department managers analyze and set up preventive procedures based on the quality reports.

EQUIPMENT MAINTENANCE

Equipment maintenance is an important element of our daily production operation. Our maintenance teams work closely with our production teams to ensure that the production equipment is capable of meeting the planned production volume. In GEHZ, the maintenance team reports directly to the general manager of GEHZ. In GENJ and GEXN, the maintenance teams are included in the production teams.

The responsibilities of equipment maintenance teams are as follows:
1.	Maintain all production equipment to cope with daily production
2.	Support our production teams on equipment failure issues
3.	Handle urgent calls from production teams with respect to any kinds of production interruptions associated with production equipment
4.	Plan and conduct maintenance schedules for production equipment
5.	Improve maintenance techniques to increase production efficiency

Equipment maintenance teams also conduct planned regular maintenance according to schedules. This maintenance covers all production equipment, electrical systems and air compressors. Regular maintenance schedules are conducted on daily, weekly, monthly, quarterly and yearly bases depending on the degree of complexity to conduct the maintenance, time required to conduct the maintenance, production quantity, metal fatigue, staff arrangement and peak season. Regular maintenance for each production line consists of the following:
1.	Daily maintenance - 60 minutes
2.	Weekly maintenance - 4 hours
3.	Monthly maintenance - 8 hours
4.
Yearly maintenance is conducted during non peak season for a duration ranging from 15 days to 20 days. Yearly maintenance is extremely importance because it ensures our operations in peak seasons will not be disrupted by any serious equipments failures.

Equipment maintenance teams also provide training for our engineers and technicians to enhance their relevant knowledge and skills. The scope of the training provided includes technical specifications, updates from equipment vendors and internal staff guidance materials.

SAFETY

We have established dedicated safety committees (“SC”) in GEHZ, GENJ and GEXN. Each SC consists of all department managers and the general manager of such facility. There are quality control managers (“QC managers”) in each facility to provide guidance and assistance to the SC. The responsibilities of the SC are as follows:

6.	Conduct factory security, environment and hygiene inspections.
7.	Educate all department staffs on safety.
8.	Identify potential hazards and work out preventive measures against those potential hazards.
9.	Enforce compliance on safety procedures.
10.	Ensure that each department reports to the SC on safety related data and information in a format determined by the QC managers.
11.	Arrange regular safety meetings.

Each department has its own specific safety procedures to suit its particular needs. However the all departments do the following:

1.	Conduct training to staff on occupational health and safety as well as risk control.
2.	Assess all identified potential hazards and formulate preventive measures.
3.	Enforce safety procedures.
4.	Conduct internal audit / assessment on safety issues on a regular basis.

There are certain safety standards required by our customers. For example, Coca-Cola requires working conditions of our facilities to be compliance with government regulations and all applicable environmental laws. There are some costs to us associated with safety compliance.

SALES AND MARKETING

We have one employee serving as a customer services coordinator in each of our GEHZ, GENJ and GEXN manufacturing facilities. The customer service coordinator is are responsible for to following:

1.	Meeting regularly with customers to plan the production schedule
2.	Informing the production and purchasing departments of the planned production schedule
3.	Arranging the delivery schedules of products
4.	Coordinating with relevant departments to handle complaints
5.	Accommodating the production schedules of customers and otherwise satisfying their requirements

COMPETITION

There are a few PET CSD bottle producers that serve international CSD producers and a few CSD bottlers serving international CSD producers. The demand for high quality CSD bottles is expected to grow in line with the growth rate of the sales of international CSD products, which is associated with the strong economic growth of China.

We believe that our current competitive environment is moderate. There are only two PET CSD bottles producers that compete with our scale in an environment of high industry growth rate. According to our customers (Coca-Cola in GENJ / GEHZ and Pepsi in GEXN), their expected grow rates for 2008 are both at 10% level. Coca-Cola is the official sponsor of the Beijing Olympic 2008 while Pepsi is the official sponsor of the World Cup 2010.

Glass bottles and aluminum cans are common substitutes for PET CSD bottles. We do not, however believe that glass bottles and aluminum cans would be considered desirable substitutes for PET CSD bottles bu our customers for the following reasons:
1.	Glass bottles and aluminum cans are for typically for low volume CSD packing (less than 500ml) while PET bottles are for 500ml up to 2,500ml.
2.	Glass bottles are heavier in weight and incur high transaction costs for delivery compared to PET CSD bottles.
3.
Aluminum, the basic raw material for aluminum cans, has doubled its price in the past six years. Current aluminum price levels are around $3,100/MT which is more expensive than the PET price of around $1,250/MT.

We believe that the threat of the entry of new competitors into our market is low due to high barriers to entry which include the following:
1.	Production facilities have to be set up proximate to customers’ CSD bottling facilities. Because of high transaction costs, every PET CSD bottles producer has a limited perimeter of serving area.
2.	Highly specialized and expensive production equipment are designated by customers.
3.
International CSD producers, for example, Coca-Cola & Pepsi, have strict requirements on PET CSD bottles producer; at this time there are only a few PET CSD bottles producers who are qualified and capable of serving the international CSD producers.

Although customer concentration rate is high in our industry, the switching cost for our customers to change vendors is also high as there are only a few PET CSD bottle producers in China qualified to produce high quality PET CSD bottles and PET CSD preforms to meet international standards. In addition, there is no current comparable substitute product for PET CSD bottles.

Due to low level of competitive rivalry threat and substitute products threat, we believe competition for our industry should continue to be moderate during the next 3-5 years.

Competitive factors

PET CSD bottles producers, which serve international CSD producers and CSD bottlers serving international CSD producers, mainly compete in terms of price, product quality, flexibility to complement customers’ production schedule, possession of customers’ designated production equipment, ability to grow in production capacity, communication infrastructure and possession of experienced management team with industry expertise. The following is a more detailed description of each of these factors:

Price: Only a few competitors in the market, who have competitive pricing, can build up their market shares directly.
Product quality: International CSD producers and their bottlers require very high quality PET CSD bottles in order to satisfy their quality standard requirements.
Flexibility to complement customers’ production schedule: For Inline Mode production, producers with more flexibility to accommodate customers’ production schedule will be to generate more business due to their ability to assist the customers to produce more efficiently.
Possession of customers’ designated production equipment: Production equipment designated by customers tend to be expensive because of their higher quality and reliability at the product level. New entrants to the market would have to purchase this designated production equipment in order to enter the market and existing competitors would have to be acquire additional equipment with these designated production specifications in order to expand their production capacities.
Ability to grow in production capacity: International CSD producers are expected to have strong sales growth rates in China in the coming several years and the ability to grow in production capacity (in terms of quantity of production, the number of new production lines or the number of new production facilities). This growth potential is vital to the ability to capture this volume growth since none of the current PET CSD bottles producers in the market can build up more market shares solely through their existing production lines and facilities.

Communication infrastructure: International CSD producers in China consist of multinational expatriates and local people. The ability to communicate effectively with the management of an International CSD producer is important especially in dealing with new contracts or contract renewals.
Possession of experienced management team with industry expertise: To achieve the very high quality standards required by international CSD producers, an experienced management team with industry expertise is required in every production line / facility to plan, manage and implement strict quality controls.

Major competitors

We consider international CSD producers and CSD bottlers serving international CSD producers to be our target market. There are two major competitors in the China market competing with us to serve the same market. They are Zhuhai Zhongfu Enterprise Co. Ltd. (“Zhongfu”) and Shanghai Zijiang Enterprise Co. Ltd. (“Zijiang”).

Zhongfu is a listed company on the Shenzhen Stock Exchange stock symbol 000659.sz. Zhongfu manufactures and sells PET preforms, PET bottles, and film labels and has an approximately $282 million in annual revenue and 934 employees. Zhongfu has 30 production facilities throughout China including Shenzhen, Kunshan, Chengdu, Tianjin and Beijing.

Zijiang is a listed company on the Shanghai Stock Exchange stock symbol 600210.ss. Zijiang manufactures PET preforms, PET bottles, bottle caps, plastic bags and other diversified businesses, including real estate and hotels. Zijiang has approximately $550 million in annual revenue and 683 employees. Zijiang has production facilities in 15 locations in China.

Our competitive advantages

We believe that our competitive advantages are as follows:

1.
Product quality - We are qualified to produce higher quality PET CSD bottles and PET CSD preforms. Our quality control department designs various internal guidelines and procedures to comply with international CSD producers’ requirements. Our manufacturing facilities are required to be periodically audited by our international CSD producer customers for quality and hygiene standards compliance.

2.
Flexibility to complement customers’ production schedule - Our experienced management teams are capable of fulfilling our international customers’ needs on production planning, production surge, product switching, equipment maintenance planning and logistics for CSD bottles production. Our management teams always work to ensure that production for our international customers is done in the most efficient way possible and that no disruptions in production take place.

3.
Possession of customers’ designated production equipments - Serving international CSD producers and their bottlers requires high quality standards compared to local CSD producers. All of our production machines for PET CSD bottles and PET CSD preforms are customers designated production equipment that can ensure high product quality with high degree of reliability. Our existing designated production equipment (including the molds for our customers’ respective tailor-made CSD bottles) adequately fulfill our customers’ production requirements. The pricing of this designated production equipment is much higher than that of the substitute machinery produced locally and is normally not accessible by PET CSD bottle producers not serving international customers.

4.
Experienced management team with industry expertise - Our local management teams have been serving us for more than 5 to 10 years. Compared to our major competitors, whose management teams are either recruited recently or new to the business in light of the rapid geographical expansion in certain locations, our management teams are more experienced in the PET CSD bottles business.

At present, our major competitors are listed companies with stronger ability to arrange for both external and internal resources. In terms of the ability to grow in production capacity, we believe that we may be at a competitive disadvantage to our major competitors because we believe that the relative costs of an internal or external financing would be higher than that of our major competitors.

Pricing is also one of the competitive factors in the industry. Our flexibility on pricing is less competitive to our major competitors due to their stronger financial strength as listed companies.

REGULATION

Our company has a policy to comply with all applicable laws and regulations not only in China but also all countries throughout the world in which we do business.

The production in China of our company’s products is generally subject to environmental protection regulations that require all manufacturing industries to adopt measures to control the disposal of industrial waste, industrial manufacturing licensing and company licensing laws that regulate the business scope of companies, taxation laws that require income tax payable to the Chinese government, and labor laws that restrict maximum work-hours.

Environmental Protection Regulations

The Environmental Protection Law of China has been developed and implemented by the Ministry of Environment Protection (the “Ministry”). Since 1984, the Chinese government has attempted to mitigate its pollution problem amid the industrialization process. The Ministry has set up subsidiary bureaus throughout all provinces of China to implement fast-improving measures for environmental protection. In particular, companies are required to adopt measures to control pollution engendered by industrial waste, noise, radiation, and vibration. All companies are required to report to the bureau in their county about the status of pollutants and the measures adopted to deal with the pollutants. Penalty fees are levied on companies whose pollutant discharge levels exceed the standards set by the Ministry. The Ministry also often issues warning notices and fines, and may mandate temporary suspension of production for installation of pollution control facilities. In serious cases where the pollution causes physical or personal damage, the Ministry may impose sanctions, demand compensation to victims, coerce permanent termination of companies, or sue company owners for criminal liability.

Company Laws and Regulations

The Chinese government has promulgated company laws and regulations through its State Administration for Industry and Commerce. To operate a business in China, a company has to apply for business and production licenses at the Enterprise Registration Bureau and/or the Registration Bureau of Foreign-Invested Enterprise. Such various licenses have to be obtained for companies manufacturing important industrial products such as plastic bottles and containers. Application for production licenses requires official tests and inspections by the government be passed, and maintenance of the licenses require subsequent regular periodic inspections. Production and product quality is also monitored by government, through the General Administration of Quality Supervision, Inspection, and Quarantine of PRC.

Corporate Income Taxation

Income taxes chargeable to companies in China may differ across industries and location due to differences in preferential tax treatment or subsidies. In general, the corporate income tax rate has a ceiling of 33%, but foreign-invested companies shall enjoy preferential rates: full tax exemption applies to the first two years when the company records profits, and thereafter there is a 50% tax exemption for the subsequent third to fifth years. Our company belongs to this foreign-invested category, hence our present and future subsidiaries shall enjoy the same tax concessions.

Labor Laws

According to Chinese Labor Law, the maximum work hours for a labor are 40 hours per week. Owing to the seasonality factor, the PET CSD bottle production industry has peak and non-peak seasons throughout the year. During peak seasons, our employees may have to work for more than 40 hours per week; but during non-peak seasons, our employees may have to work for less than 40 hours per week. We have therefore applied for and have been granted approvals from relevant government authorities to count the work hours for a labor on yearly basis instead of weekly basis. As a result, we have not violated the maximum work-hour requirement, but at the same time have greatly improved flexibility of our labor force in coping with the seasonality problem.

EMPLOYEES

The following table summarizes the employees of Citysky, GEHZ, GENJ, GEXN.

Department	Citysky	GEHZ	GENJ	GEXN	Total
Officers and secretary	3	-	-	-	3
General manager	-	1	1	1	3
Human resources and administration	-	24	14	10	48
Storage and transportation	-	27	36	33	96
Quality control	-	15	18	8	41
Equipment maintenance	-	13	-	-	13
Bottle Blowing	-	60	118	64	242
Preforms Production	-	23	20	-	43
Sales & Marketing	-	1	1	1	3
Purchasing	-	1	1	-	2
Finance	-	3	4	3	10
Total	3	168	213	120	504

DESCRIPTION OF PROPERTIES
The following table summarizes the real properties owned by Citysky.

Item	Locations and addresses	Areas
1	No. 1 Road, Economic & Technological Development Zone, Jiubao Jianggan District, Hangzhou, China	163,977 square feet
2	16 Nanjing New & High Technology Industry Development Zone, Nanjing Jiangsu Province, China	133,515 square feet

The land use rights of item 1 and item 2 will expire on March 16, 2049 and July 21, 2053, respectively.

The following properties are leased by Citysky:

Item	Locations and addresses	Areas	Rent	Leasing period until	Owner
1	No. 36 Development Road, New Type Industrial Garden High-tech Industrial Develop Zone, Xian, China	10,764 square feet	$1,428 per month	Oct. 21, 2009	Xian Pepsi
2	North-east corner of Development Road and Chuanghui Road, New Type Industrial Garden High-Tech Industrial Development Zone, Xian, China	40,545 square feet	$5,919 per month	Jun. 1, 2011	Xian Yongxin Huanbao Equipment Co. Ltd.
3	No. 8 Gaoxin Road, Nanjing New & High Technology Industry Development Zone, Nanjing Jiangsu Province, China	69,965 square feet	$7,142 per month	Dec. 31, 2008	Nanjing Kingbrand Property Management Co. Ltd.

LEGAL PROCEEDINGS
Citysky is not a party to any material legal proceedings.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited Consolidated Balance Sheets of Citysky Investment Holding Inc and Subsidiaries as of December 31, 2007 and 2006
Audited Consolidated Statement of Operations of Citysky Investment Holding Inc and Subsidiaries for the Years Ended December 31, 2007 and 2006
Audited Consolidated Statement of Changes in Stockholder’s Equity and Comprehensive Income of Citysky Investment Holding Inc and Subsidiaries for the Years Ended December 31, 2007 and 2006
Audited Consolidated Statements of Cash Flows of Citysky Investment Holding Inc and Subsidiaries for the Year Ended December 31, 2007 and 2006

(b) Pro forma financial information.

Unaudited Pro Forma financial statements of the Company as follows:

Unaudited Pro Forma Combined Consolidated Balance Sheet, December 31, 2006
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2006
Unaudited Pro Forma Combined Consolidated Balance Sheet, December 31, 2007
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC

By:	/s/ Stetson Chung
Name:	Stetson Chung
Title:	Chief Executive Officer

Dated: May 14, 2008

Board of Directors
Citysky Investment Holding Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Citysky Investment Holding Inc. and Subsidiaries as of December 31, 2007 and 2006 and the consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material aspects, the consolidated financial position of the Company as of December 31, 2007 and 2006, and the consolidated results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.
April 28, 2008
Salt Lake City, Utah

CITYSKY INVESTMENT HOLDING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2007 and 2006

	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$100,195	$648,810
Pledged deposits	4,106,258	5,444,027
Accounts receivable, net	2,415,990	2,027,269
Inventories, net	1,997,788	1,969,538
Prepaid expenses and other receivables	477,605	359,531
Total current assets	9,097,836	10,449,175

PROPERTY, PLANT & EQUIPMENT
At cost:
Building	2,140,326	1,995,942
Machinery	26,217,279	23,844,222
Leasehold improvement	369,656	320,939
Office equipment	1,022,255	948,440
Transportation vehicles	595,193	595,882
Construction in progress	-	2,861,880
Less: Accumulated depreciation	(15,892,433)	(16,475,796)
Total property, plant & equipment	14,452,276	14,091,509

LAND USE RIGHT, NET OF AMORTIZATION	334,367	319,981

TOTAL ASSETS	$23,884,479	$24,860,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Bank loans	$5,344,370	$6,900,231
Trade payables	1,419,985	1,587,933
Notes payables	1,085,956	1,227,985
Accrued expenses and other payables	102,405	217,197
VAT payables	342,178	217,693
Income tax payables	379,444	168,766
Due to related company	-	7,889,519
Total current liabilities	8,674,338	18,209,324

LONG-TERM BANK LOAN	1,576,543	-

TOTAL LIABILITIES	10,250,881	18,209,324

MINORITY INTERESTS	101,874	-

STOCKHOLDERS’ EQUITY
Common stock, par value $1.0, 50,000 shares authorized; 1 share issued and outstanding as of December 31, 2007 and 2006	1	1
Additional paid in capital	10,165,182	7,612,388
Capital reserves	2,124,040	1,923,865
Accumulated deficits	(976,888)	(3,779,369)
Other comprehensive income	2,219,389	894,456
TOTAL STOCKHOLDERS’ EQUITY	13,531,724	6,651,341

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,884,479	$24,860,665

See accompanying notes to financial statements

CITYSKY INVESTMENT HOLDING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
For the Years Ended December 31, 2007 and 2006

	December 31,
	2007	2006

REVENUE	$24,410,570	$21,451,212

COST OF SALES	18,950,517	17,853,198

GROSS MARGIN	5,460,053	3,598,014

EXPENSES
Sales and distribution	52,343	31,589
General and administrative	1,430,781	966,167
Finance	787,674	652,148

OPERATING INCOME	3,189,255	1,948,110

OTHER INCOME (EXPENSE)
Other income(expense)	306,793	179,520
Interest income	300,624	42,291
TOTAL OTHER INCOME (EXPENSE)	607,417	221,811

NET INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	3,796,672	2,169,921

PROVISION FOR INCOME TAXES	783,283	378,025

NET INCOME BEFORE MINORITY INTEREST	3,013,389	1,791,896

MINORITY INTEREST	7,226	-

NET INCOME	$3,006,163	$1,791,896

OTHER COMPREHENSIVE INCOME

Gain on foreign exchange translation	1,324,933	542,532

COMPREHENSIVE INCOME	$4,331,096	$2,334,428

NET INCOME PER SHARE, BASIC AND DILUTED	$4,331,096	$2,334,428

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	1	1

See accompanying notes to financial statements

CITYSKY INVESTMENT HOLDING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2007 and 2006

	Common stock
	Shares	Amount	Additional paid in capital	Capital reserve	Accumulated deficits	Other comprehensive income	Total equity
Balance at January 1, 2006	1	$1	$7,601,221	$1,743,594	$(5,389,675)	$351,924	$4,307,065

Net income for the year	-	-	-	-	1,791,896	-	1,791,896

Capital contribution during the year	-	-	11,167	-	-	-	11,167

Utilization during the year	-	-	-	(1,319)	-	-	(1,319)

Transfer from retained earnings to capital reserves	-	-	-	181,590	(181,590)	-	-

Foreign currency translation adjustments	-	-	-	-	-	542,532	542,532

Balance at December 31, 2006 and at January 1, 2007	1	$1	$7,612,388	$1,923,865	$(3,779,369)	$894,456	$6,651,341

Net income for the year	-	-	-	-	3,006,163	-	3,006,163

Capital contribution during the year	-	-	2,552,794	-	-	-	2,552,794

Utilization during the year	-	-	-	(3,507)	-	-	(3,507)

Transfer from retained earnings to capital reserves	-	-	-	203,682	(203,682)	-	-

Foreign currency translation adjustments	-	-	-	-	-	1,324,933	1,324,933

Balance at December 31, 2007	1	$1	$10,165,182	$2,124,040	$(976,888)	$2,219,389	$13,531,724

See accompanying notes to financial statements

CITYSKY INVESTMENT HOLDING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2007 and 2006

	2007	2006

Cash flow from operating activities
Net income	$3,006,163	$1,791,896
Adjustments for:
Depreciation	2,019,790	2,994,606
Amortization of land use rights	8,410	7,988
Allowance for doubtful accounts	55,082	-
Other non cash (income) losses	(23,922)	142,213
Minority interests	7,226	-

Operating profit before changes in working capital	5,072,749	4,936,703

Increase in trade receivables	(443,803)	(1,231,004)
Increase in inventory	(28,250)	(388,641)
Increase in deposits, prepayments and other receivables	(118,074)	(7,000)
(Decrease)/increase in trade payables	(167,948)	674,207
(Decrease)/increase in notes payable	(142,029)	357,993
Increase in VAT payables	124,485	75,101
Increase in income tax payables	210,678	3,963
(Decrease)/increase in due to related parties	(5,336,725)	4,455,150
(Decrease)/increase in other payables and accruals	(114,792)	6,864

Net cash (outflow)/inflow from operating activities	(943,709)	8,883,336

Investing activities
Purchase of plant and equipment	(1,482,236)	(5,266,174)

Net cash outflow from investing activities	(1,482,236)	(5,266,174)

Financing activities
Repayment of bank loans	(6,900,231)	(7,267,590)
Proceeds from bank loans	6,920,913	6,900,231
Decrease/(increase) in pledged deposits	1,337,769	(3,999,871)
Capital contribution to additional paid-in capital	-	11,167
Decrease in capital reserves	(3,507)	(1,319)

Net cash inflow/(outflow) from financing activities	1,354,944	(4,357,382)

Net decrease in cash and cash equivalents	(1,071,001)	(740,220)

Effect of foreign exchange rate changes	522,386	647,150

Cash and cash equivalents at beginning of year	648,810	741,880

Cash and cash equivalents at end of year	$100,195	$648,810

Analysis of cash and cash equivalents
Cash and cash equivalents	$100,195	$288,457
Cash paid for interest	$787,674	$652,148
Cash paid for income taxes	$601,749	$379,916

See accompanying notes to financial statements

CITYSKY INVESTMENT HOLDING INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

The Company was incorporated on February 6, 2008 under the laws of the British Virgin Islands. The Company owns and operates three subsidiaries in China including:

1.	Hangzhou Great East Packaging Co., Limited through Great East Packaging International Limited, a British Virgin Islands company
2.	Nanjing Great East Packaging Co., Limited through Great East Packaging (Nanjing) Limited, a British Virgin Islands company
3.	Xian Great East Packaging Co., Limited through Great East Packaging (Xian) Limited, a British Virgin Islands company

Each of these subsidiaries is a wholly owned foreign enterprise registered in China. Each of these companies is a manufacturer in China producing beverage bottles, which are mainly made of Polyethylene terephthalate (“PET”), a type of plastic with desirable characteristic for packaging including clear and wide range of color and shape, tough, good resistance to heat, moisture and dilute acid. Beverage bottles made of PET are manufactured and sold in China for bottling of Carbonated Soft Drinks (“CSD”) for world brands and these beverage bottles are referred as PET CSD bottles.

NOTE 2 - PRINCIPLES OF CONSOLIDATION

For year ended and as of December 31, 2007 and 2006, the consolidated financial statements include the accounts of the Company and the following wholly-owned subsidiaries:

1.	Great East Packaging International Limited, which owns 99% equity of Hangzhou Great East Packaging Co., Limited
2.	Great East Packaging (Nanjing) Limited, which owns 100% equity of Nanjing Great East Packaging Co., Limited
3.	Great East Packaging (Xian) Limited, which owns 100% of Xian Great East Packaging Co., Limited

The accompanying consolidated financial statements include the accounts of the Company and the Company’s subsidiaries. All significant inter-company balances and transactions have been eliminated. The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risk

The Company’s major operations are conducted in the People’s Republic of China (“China” or “PRC”). Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in Hong Kong and China through its wholly-owned subsidiaries.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company has recorded an allowance for doubtful accounts of $55,082 and $0 at December 31, 2007 and 2006, respectively. There were no bad debts incurred during the years ended December 31, 2007 and 2006.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, goods in transit and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average, first in first out (FIFO) method of accounting.

(e)	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Land Use Rights

According to the law of PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the PRC government for 40 to 50 years.

Land use rights represent the cost for purchasing the rights to use the leasehold land for the production facilities of Hangzhou Great East Packaging Co., Limited and Nanjing Great East Packaging Co., Limited. It is stated at cost less amortization. Land use rights are being amortized using the straight-line method over the lease term of 50 years.

Amortization expenses for the years ended December 31, 2007 and 2006 were $8,410 and $7,988, respectively.

(g)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Building	20 years
Leasehold improvement	5 years
Office equipment	5 years
Machinery and equipment	5 - 10 years
Transportation equipment	5 years

The depreciation expense for the year ended December 31, 2007 and December 31, 2006 amounted to $2,019,790 and $2,994,606, respectively.

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended December 31, 2007 and 2006.

(i)	Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of PRC and Hong Kong, the corporation income tax rate applicable ranges from 17.5% to 33.0%. At times generally accepted accounting principles requires the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC. The Company's income tax expenses for year ended December 31, 2007 and December 31, 2006 were $783,283 and $378,025 respectively.

(j)	Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(k)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,
b)	Delivery has occurred,
c)	The seller's price to the buyer is fixed or determinable, and
d)	Collectibility is reasonably assured.

(l)	Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2007 and December 31, 2006, there was no dilutive security outstanding.

(m)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(n)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment of qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC.

The Company's PRC subsidiaries are required to make appropriations to staff welfare fund, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). Appropriations to the staff welfare fund are made at the discretion of the Board of Directors. The staff welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

The Company provides no other retirement benefits to its employees.

(o)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(p)	Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	2007	2006

Year end RMB : US$ exchange rate	0.1370	0.1278
Average yearly RMB : US$ exchange rate	0.1315	0.1249

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC's government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(q)	Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards SFAS 150-161 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154

Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

Statement No. 155

This statement is intended to simplify and make more consistent the accounting for certain financial instruments.

This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Statement No. 156

This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140.

The adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Statement No. 157

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosure about fair value measurements.

The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Statement No. 158

This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.

The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Statement No. 159

This statement permits entities to choose to measure many financial assets and financial liabilities at fair value.

The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Statement No. 160

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

Statement No. 161

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.

In September of 2006 the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements.

The Company does not expect that the adoption of SAB No. 108 will have a material effect on the Company’s future reported financial position or results of operations.
In considering all recent accounting pronouncements issued recently by the FASB, EITF, AICPA or SEC, the Company does not expect that the adoption of any of these accounting pronouncements will have a material effect on the Company’s future reported financial position or results of operations.

The Company does not expect that the adoption of other recent accounting pronouncements to have any material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET

	As of December 31,
	2007	2006

Accounts receivable	$2,471,072	$2,027,269
Less: Allowance for doubtful accounts	(55,082)	-

Accounts receivable, net	$2,415,990	$2,027,269

NOTE 5 - INVENTORIES

Inventories consisting of raw materials and finished goods are stated at the lower of weighted average cost or market value. Inventories are PET CSD bottles and its raw material, PET, that is used to manufacture the PET CSD bottles.

Inventories as of December 31, 2007 and December 31, 2006 are summarized as follows:

	As of December 31,
	2007	2006

Raw materials	$850,545	$638,392
Work-in-progress	796,190	620,392
Finished goods	350,837	490,881
Goods-in-transit	216	219,873

Total	$1,997,788	$1,969,538

NOTE 6 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consists of payments and deposits made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed repayment terms. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

Prepaid expenses and other receivables as of December 31, 2007 and December 31, 2006 are summarized as follows:

	As of December 31,
	2007	2006

Prepaid expenses	$298,421	$212,362
Other receivables	179,184	147,169

Total	$477,605	$359,531

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company’s wholly-owned subsidiaries in China. Property, plant and equipment as of December 31, 2007 and 2006 are summarized as follows:

	As of December 31,
	2007	2006

At cost:
Building	$2,140,326	$1,995,942
Machinery	26,217,279	23,844,222
Leasehold improvement	369,656	320,939
Office equipment	1,022,255	948,440
Transportation vehicles	595,193	595,882
Construction in progress	-	2,861,880
	30,344,709	30,567,305

Less: Accumulated depreciation	$(15,892,433)	$(16,475,796)

Property, plant and equipment, net	$14,452,276	$14,091,509

Depreciation expense for the years ended December 31, 2007 and 2006 was $2,019,790 and $2,994,606, respectively.

NOTE 8 - LAND USE RIGHTS

Land use rights as of December 31, 2007 and 2006 are summarized as follows:

	As of December 31,
	2007	2006
At cost:
Land use rights	$438,036	$408,487

Less: Accumulated amortization	(103,669)	(88,506)

Total	$334,367	$319,981

NOTE 9 - ACCRUED EXPENSES AND OTHER PAYABLES

	As of December 31,
	2007	2006

Accrued expenses	16,213	137,875
Other payables	$86,192	$79,322

Total	$102,405	$217,197

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations. These liabilities are non interest bearing and are payable within a year.

NOTE 10 - BANK LOANS

The Company has entered into an arrangement with several banks to borrow funds on a short term basis to purchase raw materials or finance the business operations of the Company. Bank loans as of December 31, 2007 and 2006 included RMB bank loans only. The table below sets for the amounts owed by the Company to these banks along with the stated interest rate charge by these banks.

The Company has entered into an arrangement with several banks to borrow funds on a long term basis to finance the operations of the Company.

Bank loans of the Company as of December 31, 2007 and 2006 were summarized as follows:

	Interest rate		Bank loans balance
	As of December 31,		As of December 31,
Name of banks	2007	2006	2007	2006

China Construction Bank	6.757%	5.684%	$2,740,513	$3,322,333
Industrial and Commercial Bank of China	8.019%	6.732%	1,205,826	1,150,039
Bank of China	-	6.468%	-	1,150,038
Bank of Communications	5.115%	5.115%	1,096,205	1,277,821
DBS Bank (Hong Kong) Limited	7.320%	-	1,878,369	-
			6,920,913	6,900,231

Less:
Repayable after one year but within two years			(347,754)	-

Repayable after two years but within five years			(1,228,789)	-

Repayable after five year			-	-

Current portion			$5,344,370	$6,900,231

The maturity of the above bank loans are summarized as follows:

			Bank loans balance
			As of
Name of banks	Drawn down currency	Due date	December 31, 2007	December 31, 2006

China Construction Bank	RMB	January 2007	$-	$894,475
China Construction Bank	RMB	March 2007	-	255,564
China Construction Bank	RMB	April 2007	-	638,910
China Construction Bank	RMB	May 2007	-	894,474
China Construction Bank	RMB	December 2007	-	638,910
China Construction Bank	RMB	March 2008	685,128	-
China Construction Bank	RMB	April 2008	685,128	-
China Construction Bank	RMB	June 2008	1,370,257	-
Industrial and Commercial Bank of China	RMB	September 2007	-	383,346
Industrial and Commercial Bank of China	RMB	October 2007	-	766,693
Industrial and Commercial Bank of China	RMB	September 2008	1,205,826	-
Bank of China	RMB	September 2007	-	511,128
Bank of China	RMB	December 2007	-	638,910
Bank of Communications	RMB	June 2007	-	1,277,821
Bank of Communications	RMB	June 2008	1,096,205	-
DBS Bank (Hong Kong) Limited	RMB	November 2012	1,878,369	-

			$6,920,913	$6,900,231

All bank loans were secured and guaranteed by the followings:

Secured by:	Building and land use rights of the Company
Building and land use rights of Nanjing Crystal Pines Beverages & Packaging Co. Ltd., a related company

Guaranteed by:	Directors
Mr. Guy Chung
Mr. Stetson Chung
Related companies
Shanghai Great East Packaging Co. Ltd.
Shenyang Great East Packaging Co. Ltd.
Great East Packaging Holdings Ltd.
Janwise Limited
Great East Packaging (Hong Kong) Limited

Interest expenses for the bank loan were $467,867 and $423,595 for the years ended December 31, 2007 and 2006, respectively.

NOTE 11 - INCOME TAX AND DEFERRED TAX LIABILITIES

(a)	Corporation Income Tax ("CIT")

In accordance with the relevant tax laws and regulations of PRC and the British Virgin Islands (the “BVI”), the statutory corporate income tax rates are 15% to 33% in PRC and 0% in the BVI. The corporate income tax rates applicable to the Company and its subsidiaries for the year ended December 31, 2007 and December 31, 2006 were as follows:

	Place of incorporation	2007	2006

Citysky Investment Holding Inc	BVI	0%	0%
Great East Packaging (Nanjing) Limited	BVI	0%	0%
Great East Packaging International Limited	BVI	0%	0%
Great East Packaging (Xian) Limited	BVI	0%	0%
Hangzhou Great East Packaging Co., Limited	PRC	27.0%	27.0%
Nanjing Great East Packaging Co., Limited	PRC	27.0%	27.0%
Xian Great East Packaging Co., Limited	PRC	33.0%	33.0%

The actual and effective corporate income tax was 20.9% and 17.4% for the years ended December 31, 2007 and 2006, respectively. The PRC subsidiaries of the Company are registered as foreign investment enterprises.

	For the year ended December 31,
	2007	2006

Net income before provision for income taxes	$3,789,446	$2,169,921

Tax at the applicable rate: 15% to 33%	1,023,691	656,566
Tax effect of tax exemption	(55,843)	(163,987)
Tax effect of income not subject to tax	(184,565)	(114,554)

TOTAL	$783,283	$378,025

The provisions for income taxes for each of the two years ended December 31 are summarized as follows:

	As of December 31,
	2007	2006

Current	$783,283	$378,025
Deferred	-	-

TOTAL	$783,283	$378,025

The permanent difference originated from the two years tax exemption enjoyed by the subsidiaries of the Company for the year ended December 31, 2007 and December 31, 2006 under the PRC tax regulations.

There are no other timing differences between reported book or financial income and income computed for income tax purposes. Therefore, the Company has made no adjustment for deferred tax assets or liabilities.

(b)	Value Added Tax ("VAT")

There is no VAT under current tax laws in the BVI.

In accordance with the current tax laws in the PRC, the VAT rate for export sales is 0% and domestic sales is 17%. VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The PRC subsidiaries of the Company are required to remit the VAT they collects to the tax authority, but may offset these tax liabilities from the VAT for the taxes that they have paid on eligible purchases. The VAT payable balance of $342,178 and $217,693 at December 31, 2007 and 2006, respectively has been accrued and reflected as taxes payable in the accompanying consolidated balance sheets.

NOTE 12 - RELATED PARTY TRANSACTIONS

Due to related company consists of advances from Great East Packaging Holdings Limited (“GEPH”) and payments on behalf of the Company by GEPH. GEPH is related to the Company because of the common ownership with the sole shareholder of the Company:

Due to the related companies are unsecured and interest free with no fixed payment terms, but are expected to be repaid to the related companies within the current year.

NOTE 13 - COMMON STOCK

The Company authorized 50,000 shares $1.00 par value of common stock. The Company has a total of 1 shares of common stock outstanding as of December 31, 2007 and December 31, 2006.

NOTE 14 - CONTINGENCIES AND COMMITMENTS

As of December 31, 2007 and 2006, one of the three subsidiaries of the Company, Xian Great East Packaging Co., Limited had arranged a non-cancelable operating lease with a third party for its production plant. The expected annual lease payments under these operating leases are as follows:

	As of December 31,
	2007	2006
For the year ended December 31,
2007	$-	$63,535
2008	68,132	63,535
2009	68,132	63,535
2010	68,132	63,535
2011	28,388	26,475

TOTAL	$232,784	$280,615

NOTE 15 - SUBSEQUENT EVENT

On March 10, 2008, the Company entered into and completed a Share Exchange Agreement (the “Share Exchange Agreement”) with Jomar Specialities, Inc. (“JOMR”) and the sole shareholder of the Company (“Shareholder”). Pursuant to the terms of the Share Exchange Agreement, JOMR acquired 100% ownership of the Company from the Shareholder. Consideration by JOMR was the issuance of 6,492,000 shares of its common stock to the Shareholder (the “Exchange Shares”). Subsequent to the completion of the Share Exchange Agreement, the Company became a wholly owned subsidiary of JOMR.

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, DECEMBER 31, 2006	F-1

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006	F-2

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, DECEMBER 31, 2007	F-3

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2007	F-4

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	F-5

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

	GEBD Historical	Citysky Historical		Pro forma Adjustments	Pro forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$-	$648,810		$-	648,810
Pledged deposits	-	5,444,027		-	5,444,027
Accounts receivable, net	-	2,027,269		-	2,027,269
Inventories, net	-	1,969,538		-	1,969,538
Prepaid expenses and other receivables		359,531		-	359,531
Total current assets	-	10,449,175		-	10,449,175

PROPERTY, PLANT & EQUIPMENT		30,567,305		-	30,567,305
Less: Accumulated depreciation	-	(16,475,796)		-	(16,475,796)
Total property, plant & equipment	-	14,091,509		-	14,091,509

LAND USE RIGHT, NET OF AMORTIZATION	-	319,981		-	319,981

TOTAL ASSETS	$-	$24,860,665		$-	$24,860,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Bank loans	$-	$6,900,231		$-	$6,900,231
Trade payables	-	1,587,933		-	1,587,933
Notes payables	-	1,227,985		-	1,227,985
Accrued expenses and other payables	-	217,197		-	217,197
VAT payables	-	217,693		-	217,693
Income tax payables	-	168,766		-	168,766
Due to related company	-	7,889,519		-	7,889,519
Total current liabilities	-	18,209,324		-	18,209,324

LONG-TERM BANK LOAN	-	-		-	-

TOTAL LIABILITIES	-	18,209,324		-	18,209,324

MINORITY INTERESTS	-	-		-	-

STOCKHOLDERS’ EQUITY
Common stock,	-	1	(1)	79,999	80,000
Additional paid in capital	-	7,612,388	(2)	(79,999)	7,532,389
Capital reserves	-	1,923,865		-	1,923,865
Accumulated deficits	-	(3,779,369)		-	(3,779,369)
Other comprehensive income	-	894,456		-	894,456
TOTAL STOCKHOLDERS’ EQUITY	-	6,651,341		-	6,651,341

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-	$24,860,665		$-	$24,860,665

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	GEBD Historical	Citysky Historical	Pro forma Adjustments	Pro forma Combined

REVENUE	$-	$21,451,212	$-	$21,451,212

COST OF SALES	-	17,853,198	-	17,853,198

GROSS MARGIN	-	3,598,014	-	3,598,014

EXPENSES
Sales and distribution	-	31,589	-	31,589
General and administrative	-	966,167	-	966,167
Finance	-	652,148	-	652,148

OPERATING INCOME	-	1,948,110	-	1,948,110

OTHER INCOME (EXPENSE)
Other income(expense)	-	179,520	-	179,520
Interest income	-	42,291	-	42,291
TOTAL OTHER INCOME (EXPENSE)	-	221,811	-	221,811

NET INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	-	2,169,921	-	2,169,921

PROVISION FOR INCOME TAXES	-	378,025	-	378,025

NET INCOME BEFORE MINORITY INTEREST	-	1,791,896	-	1,791,896

MINORITY INTEREST	-	-	-	-

NET INCOME	$-	$1,791,896	$-	$1,791,896

OTHER COMPREHENSIVE INCOME

Gain on foreign exchange translation	-	542,532	-	542,532

COMPREHENSIVE INCOME	$-	$2,334,428	$-	$2,334,428

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

	GEBD Historical	Citysky Historical		Pro forma Adjustments	Pro forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$21,379	$100,195		$-	121,574
Pledged deposits	-	4,106,258		-	4,106,258
Accounts receivable, net	10,576	2,415,990		-	2,426,566
Inventories, net	1,173	1,997,788		-	1,998,961
Prepaid expenses and other receivables		477,605		-	477,605
Total current assets	33,128	9,097,836		-	9,130,964

PROPERTY, PLANT & EQUIPMENT	124,603	30,344,709		-	30,469,312
Less: Accumulated depreciation	(119,455)	(15,892,433)		-	(16,011,888)
Total property, plant & equipment	5,148	14,452,276		-	14,457,424
OTHER ASSET	275	-		-	275

LAND USE RIGHT, NET OF AMORTIZATION	-	334,367		-	334,367

TOTAL ASSETS	$38,551	$23,884,479		$-	$23,923,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Bank loans	$2,191	$5,344,370		$-	$5,346,561
Trade payables	-	1,419,985		-	1,419,985
Notes payables	-	1,085,956		-	1,085,956
Accrued expenses and other payables	1,186	102,405		-	103,591
VAT payables	-	342,178		-	342,178
Income tax payables	-	379,444		-	379,444
Due to related company	5,080	-		-	5,080
Total current liabilities	8,457	8,674,338		-	8,682,795

LONG-TERM BANK LOAN	-	1,576,543		-	1,576,543

TOTAL LIABILITIES	8,457	10,250,881		-	10,259,338

MINORITY INTERESTS	-	101,874		-	101,874

STOCKHOLDERS’ EQUITY
Common stock,	227	1	(1)	79,772	80,000
Additional paid in capital	80,207	10,165,182	(2)	(130,112)	10,115,277
Capital reserves	-	2,124,040		-	2,124,040
Accumulated deficits	(50,340)	(976,888)	(3)	50,340	(976,888)
Other comprehensive income	-	2,219,389		-	2,219,389
TOTAL STOCKHOLDERS’ EQUITY	30,094	13,531,724		-	13,561,818

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,551	$23,884,479		$-	$23,923,030

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	GEBD Historical	Citysky Historical	Pro forma Adjustments	Pro forma Combined

REVENUE	$127,271	$24,410,570	$-	$24,537,841

COST OF SALES	-	18,950,517	-	18,950,517

GROSS MARGIN	127,271	5,460,053	-	5,587,324

EXPENSES
Sales and distribution	-	52,343	-	52,343
General and administrative	137,239	1,430,781	-	1,568,020
Finance	-	787,674	-	787,674

OPERATING INCOME (LOSS)	(9,968)	3,189,255	-	3,179,287

OTHER INCOME (EXPENSE)
Other income(expense)	-	306,793	-	306,793
Interest income	-	300,624	-	300,624
TOTAL OTHER INCOME (EXPENSE)	-	607,417	-	607,417

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	(9,968)	3,796,672	-	3,786,704

PROVISION FOR INCOME TAXES	-	783,283	-	783,283

NET INCOME BEFORE MINORITY INTEREST	(9,968)	3,013,389	-	3,003,421

MINORITY INTEREST	-	7,226	-	7,226

NET INCOME (LOSS)	$(9,968)	$3,006,163	$-	$2,996,195

OTHER COMPREHENSIVE INCOME

Gain on foreign exchange translation	-	1,324,933	-	1,324,933

COMPREHENSIVE INCOME	$(9,968)	$4,331,096	$-	$4,321,128

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
NOTES TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Great East Bottles & Drinks (China) Holdings, Inc. (“GEBD” or the “Company”), Citysky Holdings Inc. (“Citysky”) and subsidiaries.

On March 10, 2008, the Company entered into and closed a Share Exchange Agreement (the “Share Exchange Agreement”) with Citysky and the sole shareholder of Citysky (“Shareholder”) to acquire 100% ownership of Citysky from the Shareholder at a consideration of 6,492,000 shares of the Company’s common stock to the Shareholder. Immediately upon completion of the share exchange transaction through issuance of the Exchange Shares, Jomar had a total of approximately 8,000,000 shares of its common stock issued and outstanding.

Citysky, through its China-based subsidiaries, manufacture beverage bottles that are primarily made from polyethelyne terephthelate, or PET, which is a type of plastic that has desirable characteristics for packaging including clear and a wide range of color and shape, tough, good resistance to heat, moisture and the ability to dilute acid. The Company’s beverage bottles are manufactured in China and are sold to major Carbonated Soft Drink suppliers in China including Coca-Cola and Pepsi.

NOTE 2 PRO FORMA FINANCIAL STATEMENTS

The Company acquired 100% ownership of Citysky. The accompanying unaudited pro forma combined financial statements are based upon the historical condensed balance sheets and consolidated statements of operations of the Company and Citysky. The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on December 31, 2007 and December 31, 2006. The unaudited pro forma combined financial statements of operations for the year ended December 31, 2006 and December 31, 2007 have been prepared as if the acquisition had occurred on January 1, 2006. The statements are based on accounting for the business combination as a reverse acquisition, whereby the Company will be the surviving corporate entity, but Citysky is the accounting acquirer. As Citysky is the accounting acquirer in a transaction accounted for as a purchase in accordance with generally accepted accounting principles, the purchase price has been allocated to the Company's assets and liabilities based upon preliminary estimates of their respective fair values. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

NOTE 3 CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)	Net effect of increase in common stock as a result of issuing shares for merger, elimination of share capital of Citysky and adjust the share capital of GEBD
(2)	Reduction of paid up capital as a result of elimination of deficits of GEBD before merger
(3)	Elimination of deficits of GEBD before merger